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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of and incorporation by reference to our report and to all references to our Firm included in or made a part of the Amkor Technology, Inc. Current Report on Form 8-K.

/s/ SIANA CARR & O'CONNOR LLP
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Paoli, Pennsylvania
May 10, 2000